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                             FORM N-6, ITEM 26(d)
                                    CONTRACTS
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                     American United Life Insurance Company
                              [One American Square
                             Indianapolis, IN 46206]

                                EXTENDED NO-LAPSE
                                 GUARANTEE RIDER


This rider is a part of the policy to which it is attached. The Policy Date of this rider is the same as the Policy Date of the policy unless otherwise stated on page 3. Should any provisions in the policy conflict with this rider, the provisions of the rider shall control. While this rider is in effect, we reserve the right to restrict availability of certain Investment Accounts.

Benefit - This rider extends the No-Lapse Guarantee Period of your policy as shown on the Rider Specifications Page. If this rider is in effect after the end of the No-Lapse Guarantee Period of the policy and then during the Extended No-Lapse Guarantee Period provided by this rider, and if the cash surrender value is insufficient to pay the Monthly Deduction, then your policy will remain in force and will not begin the Grace Period provided the policy satisfies the Extended No-Lapse Guarantee Test as set forth below. While the policy is being maintained under the Extended No-Lapse Guarantee any charges which are unable to be deducted will be waived.

Your Policy Values at the end of the Extended No-Lapse Guarantee Period may be insufficient to keep this policy in force unless an additional payment is made. We will notify you of the amount of the required additional payment.

Extended No-Lapse Guarantee Test- Your policy will satisfy this test if on any Monthiversary where the Grace Period would normally begin in the absence of this rider, the sum of the premiums paid to date, less any Partial Surrenders and any outstanding loan and loan interest, equals or exceeds the sum of the monthly Required Premiums for the Extended No-Lapse Guarantee since the Policy Date to the date of the test. If the Credit of Premium Disability Rider is included in the policy, for purposes of calculating the premiums under the test, any premiums that have been credited while the Insured was totally disabled will be included in the test.

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If this test is  failed  on a  Monthiversary  when the Cash  Surrender  Value is insufficient to pay the monthly deduction, the Grace Period will begin. The Grace Period notice will be sent which requests that you pay the lesser of:

     (1) the standard Grace Period amount defined in the Termination of the Policy section; or

     (2)  the sum of:

          (a) The accumulated Required Premiums for the Extended No-Lapse Guarantee (without interest) since the Policy Date, less

          (b) The sum of the premiums received, less any Partial Surrenders and any outstanding loans and loan interest to the end of the Grace Period, plus

          (c) Required Premiums for the Extended No-Lapse Guarantee for the Grace Period.

Required Premium for the Extended No-Lapse Guarantee - The Required Premium for the Extended No-Lapse Guarantee is shown as a monthly amount on the Rider Specifications Page of the policy. This amount may change if any of the following changes occur under your policy while this rider is in effect:

     (1)  you add, terminate or change a rider;

     (2)  you change the Death Benefit Option under your policy;

     (3) there is a change in the Base Face Amount or the Supplemental Face Amount of the policy; or

     (4)  there is a change in the Insured's risk classification.


We will inform you of any change to the Required Premium for the Extended No-Lapse Guarantee which results from any of the above mentioned changes. The revised premium amount will be effective from the date of the change. For the purpose of performing the Extended No-Lapse Guarantee Test, we will use the Required Premiums for the Extended No-Lapse Guarantee in effect as of the Policy Date up to the date of the change, including any revised premiums in effect as of the date of a prior change.

Rider Charge - The charge for this rider is included as part of the Monthly Deduction under your policy. It is shown on the Rider Specifications Page of the policy.

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Termination -  This rider terminates at the earliest of:

     (1) the end of the Extended No-Lapse Guarantee Period as shown on the Rider Specifications page of the Policy Data Page;

     (2) the end of the Grace Period for which you have not paid the amount necessary to continue the policy in force;

     (3)  the date your policy terminates;

     (4) the date we receive your written request for termination of this rider.

This rider cannot be reinstated after it terminates.



             Signed for American United Life Insurance Company(R) by,

                                Thomas M. Zurek
                                     Secretary
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